UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2007
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12961 (Commission File Number)	22-2286646 (IRS Employer Identification No.)

2101 CityWest Blvd. Building III, Suite 400 Houston, TX (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (281) 933-3339
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
First Amendment to Consulting Services Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     As previously reported by Input/Output, Inc. (the “Company”), GX Technology Corporation, a subsidiary of the Company (“GXT”), entered into a Consulting Services Agreement with Michael K. (Mick) Lambert, the former President of GXT, dated October 19, 2006 but effective as of January 1, 2007. A copy of the Consulting Services Agreement was filed with the Securities and Exchange Commission on October 24, 2006, as Exhibit 10.2 to the Company’s Current Report on Form 8-K.
     On January 5, 2007, GXT and Mr. Lambert amended the Consulting Services Agreement to provide for Mr. Lambert to work on a specific reverse time migration project for GXT, and to correspondingly extend the term of the agreement to February 28, 2008 and increase his total maximum compensation payable under the agreement to $311,197. A copy of the amendment is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
     Not applicable.
(b) Pro forma financial information.
     Not applicable.
(c) Exhibits.

10.1	First Amendment to Consulting Services Agreement dated January 5, 2007, by and between GX Technology Corporation and Michael K. Lambert.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 8, 2007

Input/Output, Inc. (Registrant)
By:	/s/ DAVID L. ROLAND
	Name:	David L. Roland
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
(c) Exhibits.

10.1	First Amendment to Consulting Services Agreement dated January 5, 2007, by and between GX Technology Corporation and Michael K. Lambert.